Evolus Provides Strategic Business Update

Newport Beach, Calif., April 16, 2020 - Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today announced a pre-emptive plan to support the U.S. aesthetic neurotoxin market in light of the COVID-19 pandemic.

“We are in unprecedented times. As a result of COVID-19, social norms have evolved and the reliance on technology has accelerated. Since launch, the combination of our experienced sales force and uniquely designed digital platform has enabled the rapid market uptake of Jeuveau®. Moving forward, we expect an increasing dependence on our proprietary digital platform to support the customer experience,” commented David Moatazedi, President and Chief Executive Officer. “As aesthetic practices begin to re-open, we plan to introduce a new stimulus program, executed through our fully integrated digital platform, to address customer profitability and consumer affordability.”

The shift towards greater digital reliance results in a reset of the Evolus expense base and will impact employees. As a result of these changes, Evolus will be a leaner organization, designed to service our broad customer base through an efficient business model expected to drive continued share penetration and capitalize on the long-term potential of the U.S. aesthetic neurotoxin market with a focus on the millennial consumer.

“I would like to thank our employees for their dedication and commitment to Evolus and in particular, those employees adversely impacted by the changes announced today,” further commented Mr. Moatazedi.

Financial Update
Evolus’ financial position remains strong. Preliminary, unaudited cash, cash equivalents and short-term investment were approximately $100 million as of March 31, 2020*. We anticipate our cash will continue to fund the company for more than twelve months.

About Evolus, Inc.
Evolus is a performance beauty company with a customer-centric approach focused on delivering breakthrough products. In 2019, the U.S. Food and Drug Administration approved Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Jeuveau® is powered by Evolus' unique technology platform and is designed to transform the aesthetic market by eliminating the friction points existing for customers today. Visit us at: www.evolus.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements that relate to the status of regulatory processes, future plans, events, prospects or performance and statements containing the words “plans,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” or other forms of these words or similar expressions, although not all forward-looking statements contain these identifying words. The Company’s forward-looking statements include, but are not limited to, statements made by Mr. Moatazedi, related to the impact of the COVID-19 pandemic of us, the future of the aesthetic neurotoxin market, our increased dependence on and success of our proprietary digital platform, changes to customer interactions and the success of the companies stimulus measures, as well as the cash position and future cash needs of the company.

Forward-looking statements are based on current estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict. Forward-looking statements involve risks and uncertainties that could cause actual results or experiences to differ materially from that expressed or implied by the forward-looking statements, including, without limitation,  uncertainties associated with the timing of global recovery and economic normalization from the COVID-19 pandemic, success of the launch of Jeuveau®, including customer and consumer adoption of the product, competition and market dynamics, our ongoing legal proceedings and our ability to maintain regulatory approval of Jeuveau® and other risks described in Item 8.01 Other Events in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2020 and in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission on February 25, 2020, all of which are available online at www.sec.gov.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.  If Evolus does update or revise one or more of these statements, investors and others should not conclude that Evolus will make additional updates or corrections.

Jeuveau® is a registered trademark of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd

* The cash, cash equivalents and short-term investments described in this press release are subject to revision until the company reports its full financial results for the first quarter 2020.

Evolus, Inc. Contacts:

Investor Contact:
Ashwin Agarwal, Evolus, Inc.
Vice President, Finance, Investor Relations & Treasury
Tel: +1-949-284-4559
Email: IR@Evolus.com

Media Contact:
Crystal Muilenburg, Evolus, Inc.
Vice President, Corporate Communications & Public Relations
Tel: +1-949-284-4506
Email: media@evolus.com